UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by China Broadband, Inc. (the “company” or “we”, “us” or “our”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the management of the company as well as estimates and assumptions made by its management. When used in the filings, the words “may”, “will”, “should”, “estimates”,  “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the company or its management, identify forward looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company. Such forward-looking statements include statements regarding, among other things:

•
our ability to satisfy our obligations under our agreements with respect to our acquisition of the cable broadband business of Jian Guangdian Jiahe Digital Television Co., Ltd. located in mainland People’s Republic of China (the “PRC” or “China”),

•	our ability to complete a transaction pursuant to a recently reported letter of intent for the acquisition of a television programming publication company in the PRC,
•
a complex and changing regulatory environment in the PRC that currently permits only partial foreign ownership of PRC based businesses and that requires us to negotiate, acquire and maintain separate government licenses to operate each internet business that we would like to acquire (or any other business we would like to acquire in the PRC),

•	our ability to obtain government consent to introduce certain new services to existing or new customers,
•
our ability to implement complex operating and revenue sharing arrangements that will enable us to consolidate our financial statements with our prospective partially owned PRC based business, and to modify and adapt these business arrangements from time to time to satisfy United States accounting rules,

•	our ability to enter into agreements with and to consummate acquisitions of, other broadband or other businesses in the PRC in the Shandong region and elsewhere,
•	socio-economic changes in the regions in the PRC that we intend to operate in that affect consumer internet subscriptions,
•	the ability of the PRC government to terminate or elect to not renew any of our licenses for various reasons or to nationalize our industry, and
•	our anticipated needs for working capital.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

Settlement Agreement

On January 11, 2008, China Broadband, Inc. (the “Company”, “we”, “us” or “our”) entered into a Settlement Agreement (the “Settlement Agreement”) by and among the Company, its subsidiary, China Broadband, Inc., China Broadband Ltd., Stephen P. Cherner, Maxim Financial Corporation, Mark L. Baum, BCGU, LLC, Mark I Lev, Wellfleet Partners, Inc., Yue Pu, Clive Ng, Chardan Capital Markets, LLC (“Chardan Capital”), Jaguar Acquisition Corporation (“Jaguar”), and China Cablecom Holdings, Ltd (“Cablecom Holdings”).

Simultaneously, the Company consummated a private convertible note and warrant financing with gross proceeds of $4,850,000 (the “Convertible Note Financing”), through Chardan Capital acting as Placement Agent and appointed three additional directors and a new Chief Executive Officer to the Company. See “Simultaneous Closing of Convertible Note and Warrant Financing” in this Section 1.01 below, “Item 3.02 Unregistered Sales of Equity Securities” below and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” below, which are incorporated herein by reference.

Settlement Agreement

The Settlement Agreement was negotiated by the Company, its advisors and management and certain shareholders, for purposes of facilitating the Company’s business plan and expediting and facilitating the Company’s financing activities and resolving all disputes with management and certain investors and consultants concerning possible claims that such investors suggested might be brought against Mr. Ng for his activities in forming China Cablecom and its entry into a Proposed Merger (as defined below) with a subsidiary of Jaguar (as defined below) as violative of his employment agreement with the Company. The Settlement Agreement provides, subject to the terms thereof, for general mutual releases of all executives and management and their affiliated entities and also provides for the modification of employment agreements of both Mr. Clive Ng and Mr. Yue Pu. The Settlement Agreement also calls for the transfer of certain securities by Mr. Ng to the Company and to certain of the Company’s shareholders and consultants, as elaborated further herein in exchange for releases in favor of the Company and management and their affiliates.

Among other provisions, pursuant to the Settlement Agreement:

•
Clive Ng has agreed to transfer, not later than three business days after the closing of the proposed merger of a subsidiary of Cablecom Holdings, as successor to Jaguar Acquisition Corporation, a Delaware corporation (“Jaguar”) in its proposed redomestication merger, with and into China Cablecom, Ltd., a private limited liability British Virgin Islands company (“China Cablecom”) (the “Proposed Merger”), of 390,000 shares of common stock of Cablecom Holdings (the “Cablecom Holdings Shares”), the resulting surviving parent entity after the Proposed Merger. The 390,000 Cablecom Holdings Shares will only be issued in the event of consummation of the Proposed Merger and is to be transferred by Mr. Ng on an “as is basis”, except that such shares have the same lock-up restrictions, registration or other rights, privileges or benefits as Mr. Ng has for all other shares to be issued to him by Cablecom Holdings under the Proposed Merger terms. The 390,000 Cablecom Holdings Shares will only be issued upon receipt of releases from certain parties listed in the Settlement Agreement;

•
Clive Ng has agreed to (i) transfer an aggregate of 400,000 shares of the Company’s common stock (the “Common Stock”) owned by him, to an unaffiliated escrow agent on behalf of a consultant that was a party to the Settlement Agreement, in accordance with the terms of an escrow agreement which provides, among other things, that such shares will only be released from escrow in the event that releases are obtained from certain parties listed in the Settlement Agreement, and (ii) make a charitable gift of an aggregate of 28,444 shares of Common Stock to a charitable organization selected by Mr. Lev, upon receipt of releases from certain parties listed in the Settlement Agreement;

•
The Company and each of Messrs. Ng and Pu, have agreed to modifications to the employment agreements of such persons (the “Employment Agreement Amendments”), reducing their time commitments to the Company and its subsidiary and providing that once replacement executive officers have been hired (and in the case of Mr. Ng, assuming Mr. Pu continues in his role as chief financial officer, eliminating his executive duties and he will only continue as the Chairman and a director of China Broadband and the Company), requiring in the case of Mr. Ng that he be subject to an ongoing obligation to offer acquisition candidates in the stand-alone, independent broadband business to China Broadband in the future (and recognizing that acquisition candidates involving acting as a joint venture provider of integrated cable television services in the People’s Republic of China and related activities, but which does not include the provision of Stand-Alone Broadband Services are the business of China Cablecom) and allowing them to continue to be involved with certain other activities and to continue in their executive capacities with Cablecom Holdings or its successor after the Proposed Merger. In addition, Mr. Ng has waived his right to receive all accrued salary previously owed to him;

•
Mr. Ng has agreed to assign, and did assign 7,017,814 shares of Common Stock owned beneficially by him to the investors (other then Chardan Capital which did not receive shares from Mr. Ng) in the private Convertible Note Financing as described below, thereby facilitating the Convertible Note Financing while avoiding additional dilution to the Company’s current stock and warrant holders;

•
Mr. Ng has agreed to transfer to certain private investors who acquired shares directly from him in July of 2007, an aggregate of 566,790 shares of Common Stock owned beneficially by him, in exchange for releases and representation letters to be executed by such persons;

•
Chardan Capital, our placement agent in the private financing and a party to the Settlement Agreement, completed the Convertible Note Financing concurrently upon execution by all related parties of the Settlement Agreement;

•
Mr. David Zale and Mr. Jonas Grossman were appointed as directors joining Messrs. Yue Pu and Clive Ng on the board. Additionally, as a condition to Closing of the Convertible Note Financing, Mr. James Cassano was appointed to the Board. (See “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” below);

•
The Company agreed to extend the expiration dates of 4,000,000 warrants to purchase Common Stock at an exercise price of $2.00 per share, issued to certain private placement investors (“Investor Warrants”) in the Company’s private placement of common stock and warrants in 2007, from March of 2009, through January 11, 2013, upon receipt of releases from such Investor Warrant holders. In addition, the Company has offered to BCGU, LLC, WestPark Capital, Inc., Maxim Financial Corporation, who were issued 500,000, 640,000 and 3,974,800 warrants exercisable at $.60 per share in January of 2007, the right, at their discretion, to extend the exercisability period of their respective warrants through January 11, 2013 or, in the alternative, the right to receive a scrip right to execute the unexercised portion of their warrants, at any time between the time of expiration date of their unexercised warrants and continuing through January 11, 2013.

Simultaneous Closing of $4,971,250 Convertible Note and Warrant Financing

Simultaneously with the entry into the Settlement Agreement, we closed the Convertible Note Financing of $4,971,250 principal amount of 5% Convertible Promissory Notes (each, a “Note”) of the Company and 6,628,333 Class A Warrants (the “Class A Warrants”). Additional information and details relating to the terms of the Convertible Note Financing and the related convertible promissory notes and Class A Warrants is provided below under “Item 3.02 Unregistered Sale of Equity Securities” and incorporated by reference herein. Additionally, the Company and certain parties to the Lock-Up Agreement (as hereinafter defined) terminated the Lock-Up Agreement post-closing, at the request of Chardan Capital, in connection with certain transfers by Mr. Ng to investors in the Convertible Note Financing.

The foregoing is a summary only and is qualified entirely by reference to the Settlement Agreement and Employment Agreement Amendments, both of which are filed as Exhibits to this report.

Item 3.02 Unregistered Sales of Equity Securities

Convertible Note Financing

On January 11, 2008, and simultaneously with the entry into the Settlement Agreement with all of the parties thereto, we entered into and consummated a subscription agreement (the “Subscription Agreement”) with ten accredited investors (inclusive of Chardan Capital) with respect to the issuance of an aggregate of $4,971,250 principal amount of Notes due January 11, 2013, and Class A Warrants to purchase an aggregate of 6,628,333 shares of common stock of the Company at $.60 per share expiring on June 11, 2013.

The Notes

An aggregate of $4,971,250 principal amount of Notes was issued to ten investors including Chardan Capital which applied its 2.5% cash commission towards a subscription for Notes and Class A Warrants. Interest on the Notes compound monthly at the annual rate of five percent (5%) with the maturity date on January 11, 2013, if not sooner paid. Each holder of a Note can convert all or any portion of the then aggregate outstanding principal amount of the Note, together with interest, into shares of Common Stock at a conversion price of $0.75 per share, for or a total of 6,628,333 shares as of the date of issuance. The Notes are granted “full ratchet” anti dilution protection for the first three years, pursuant to which the conversion price of the Notes will be adjusted downward in the event of the issuance by the Company of Common Stock or rights to acquire Common Stock at prices below $.75 per share (or below such other conversion price of the Notes as is then in effect) to such lower price. Thereafter and until repaid, the Notes provide only for weighted average anti - dilution price protection adjustment. In addition, the Notes are subject to certain customary anti dilution protections for stock splits, combinations or similar transactions of the Company.

The Class A Warrants

An aggregate of 6,628,333 Class A Warrants, exercisable at $0.60 per share and expiring on June 11, 2013 were issued pursuant to the Subscription Agreement as part of the Convertible Note Financing. The Class A Warrants shall be exercisable (with cash or via cashless exercise) commencing one hundred and eighty-one (181) days after the closing date of the Convertible Note Financing until 65 months thereafter, June 11, 2013. The Class A Warrants are subject to “full ratchet” anti-dilution protection for the first three years, pursuant to which the exercise price of the Class A Warrants will be adjusted downward in the event of the issuance by the Company of Common Stock or rights to acquire Common Stock at prices below $.60 per share (or below such other exercise price of the Class A Warrants as is then in effect) to such lower price. Thereafter and until all Class A Warrants are exercised or expire, the Class A Warrants provide only for weighted average anti-dilution price protection adjustment. In addition, the Class A Warrants are subject to certain customary anti-dilution protections for stock splits, combinations or similar transactions of the Company.

Placement Agent Fee to Chardan Capital Markets, LLC

In connection with their engagement as a placement agent, Chardan Capital has been compensated a $10,000 due diligence fee and reimbursement of legal and other expenses, and a cash placement agent fee of 2.5% based on the total amount sold to investors, or $121,250 based on $4,850,000 of principal amount of Notes issued to other investors. Chardan Capital has, pursuant to the terms of their engagement agreement, agreed to apply their cash compensation of $121,250 into an investment in a $121,250 Note and 166,667 Class A Warrants at the same terms as all other investors in the offering. In addition, Chardan Capital was compensated warrants to acquire 1,131,667 shares of the Company’s Common Stock at an exercise price of $.50 per share exercisable commencing January 11, 2008 and expiring on June 11, 2013 (the “Broker Warrants”). The Broker Warrants are identical to the Class A Warrants in all other material respects.

Exemption from registration of the securities issued to investors in the Convertible Note Financing and to Chardan Capital as specified above is claimed under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated thereunder, based on, among other things, the representations made by each of the investors in the Subscription Agreement and related questionnaires that include, among other things, a representation from each such purchaser that it or he is an “accredited investor” within the meaning of Regulation D promulgated under the Act and that such purchases were not made as part of a general or public solicitation or with a view towards distribution or resale of securities acquired in the financing.

Assignment By Clive Ng of Shares to Investors

To incentivize the investors in Convertible Note Financing and facilitate such financing, and as contemplated under the terms of the Settlement Agreement, Mr. Clive Ng assigned an aggregate of 7,017,814 shares of Common Stock beneficially owned by him to the Convertible Note Financing investors, other than Chardan Capital, at a nominal purchase price of $.01 per share.

Release of Lock - Up Agreements

       The Company, 88 Holdings, Inc., China Broadband Partners, Ltd., BCGU, LLC, MVR Investments, LLC, Stephen P. Cherner and WestPark Capital, Inc. were each shareholder parties to a Lock-Up Agreement dated as of January 23, 2007 (the “Lock-Up Agreement”). The Lock-Up Agreement provided, that each such shareholder shall only be permitted to sell 5% of the shares originally issued to them as scheduled in the Lock-Up Agreement, during any 30 day period and, that the Company’s management may review the lock up provisions and increase the number of shares that may be sold provided that, among other conditions, such modification is made pari pasu among all shareholders to this Lock-Up Agreement based on their share ownership. As a condition subsequent to the Convertible Note Financing requested by Chardan Capital, and to remove any contractual restrictions relating to the 7,017,084 shares of Common Stock assigned by Mr. Ng to the Note investors to facilitate the financing, the Company and each of the shareholder parties to the Lock-Up Agreement agreed to the termination of this Lock-Up Agreement for all parties effective as of January 13, 2008.

The foregoing is a summary only of the Convertible Note Financing and is qualified entirely by reference to the Subscription Agreement, as extended and the form of Note, Class A Warrant and Broker Warrant are all filed as exhibits to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Simultaneously with the closing of the Convertible Note Financing, and entry into the Settlement Agreement, Messrs. David Zale, James Cassano and Jonas Grossman were appointed as directors of the Company, joining Messrs. Clive Ng and Yue Pu. Prior to the appointment of Messrs. Zale, Cassano and Grossman, such persons had no affiliations or business relationship with the Company, except that Mr. Grossman was and continues to be, a partner and officer of Chardan Capital which received a placement agent fee of notes and warrants in connection with the Convertible Note Financing as described above. Additionally, the board appointed Mr. Tom Lee as new Chief Executive Officer and Principal Executive Officer on January 11, 2008:

Name	Age	Position
Tom Lee	50	Chief Executive Officer and Principal Executive Officer
Clive Ng	45	Chairman, Director
Yue Pu	35	Vice Chairman of China Broadband, Ltd. and China Broadband, Inc., and Principal Financial Officer
James Cassano	61	Director
David Zale	54	Director
Jonas Grossman	33	Director

A biography of Mr. Lee and each new director as well as for Mr. Ng and Mr. Pu follows.

Tom Lee was appointed as Chief Executive Officer effective as of January 11, 2008. Mr. Lee has twenty years of successful business development and management experience in high-tech industry and extensive hands-on experiences as co-owner and director of business development in the PRC. Mr. Lee has served as Vice President of Business Development of TiVO Great China (TGC) Inc. since 2006. Prior to such time and since 2005, Mr. Lee served as General Manager of Sales and Marketing of DVN Broadband Technologies Inc. Between 1999 and 2003, Mr. Lee was the VP of Asia Sales and Marketing of nSTREAMS Technologies Inc., an international provider of Interactive TV and video server based technologies. Prior to this time and since 1995, he became the Director of Business Development of Silicon Graphics Inc., Asia-Pacific, a company which provides high-performance server and storage solutions. Mr Lee was employed in various capacities for Silicon Graphics, Inc. Mr. Lee served as the VP of Sales from 1987 to 1988 for Apollo Computer Corporation in Taiwan. From 1985 to 1986, Mr. Lee served as Director of Sales for the Minicomputer System Division of Systex Corp in Taiwan. Before that, he was the Sales Manager of Oversea Computer Corp in Taiwan since 1981. Mr. Lee received training at SGI senior manager training school from 1995 to 1997. He attended the Stanford University Economic Management program in the summer of 1996. Mr. Lee received his bachelor’s degree in Industry Management from the National Taiwan Industry Technology Institute of Taiwan.

Clive Ng, currently a non-executive Chairman and Director of the Company and China Broadband, Ltd., has been a director and officer of the Company since January of 2007 and of China Broadband, Ltd. since August of 2006. Mr. Ng also currently serves as a Senior Advisor to Warner Music Group Inc. (NYSE: WMG). Mr. Ng has served as executive chairman of the board and President of China Cablecom Ltd. since its inception on October 6, 2006 and as a director, Executive Chairman and President of China Cablecom Holdings since October 2007. From 2000 to 2003, he was the Chief Executive Officer of Pacific Media PMC, a home shopping company. Mr. Ng co-founded TVB Superchannel Europe in 1992, which has grown to become Europe’s leading Chinese language broadcaster. He also owned a 50% stake in HongKong SuperNet, the first Hong Kong based ISP which was then sold to Pacific Internet (NASDAQ:PCNTF). Mr. Ng was Chairman and founder of Asiacontent (NASDAQ:IASIA), one of the first Asian internet companies to list in the United States, that has been a joint venture partner with NBCi, MTVi, C-NET, CBS Sportsline and DoubleClick in Asia. Mr. Ng was also one of the initial investors and founder of E*TRADE Asia, a partnership with E*TRADE Financial Corp (NYSE: ET). Mr. Ng was a founding shareholder of MTV Japan, with H&Q Asia Pacific and MTV Networks (a division of Viacom Inc).

Yue Pu is and has been an executive officer of the Company and its operating subsidiary since January of 2007. Mr. Pu also serves as general manager and Chief Executive Officer of China Cablecom since its inception in 2006 and Chief Executive Officer and Acting Chief Financial Officer of China Cablecom Holdings since October 2007 a cable company that operates in the Jinan region of the Shandong province of China. Mr. Pu carries with him more than a decade of PRC based media industry experience spanning across publishing, Internet and TV sectors. From 2005 to 2006, Mr. Pu was with China Media Networks, the TV media arm of HC International, as BD director, before starting up Jinan Broadband in 2006. From 2003 to 2005, Mr. Pu was with Outlook Weekly of Xinhua News Agency as a strategic advisor and BD director. From 1999 to 2000, he was a director and a member of the founding team for Macau 5-Star Satellite TV, a mainland China satellite TV channel venture. From 1997 to 1999, he joined Economic Daily, and was head of the Internet arm of one of China's most popular business and entrepreneur magazines. From 1993 to 1997, Mr. Pu was an intelligence officer with China's National Security Service and a logistics specialist with a joint venture between Crown Cork & Seal and John Swire & Sons in Beijing. Mr. Pu received an MBA from Jones Graduate School of Business of Rice University in 2002 and Bachelor in Law from University of International Relations in China in 1993.

James S. Cassano was appointed as director of the Company effective as of January 11, 2008. Mr. Cassano has served as executive vice president, chief financial officer, secretary and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB:JGAC), a blank check company, since its formation in June 2005. Mr. Cassano has served as a managing director of Katalyst LLC, a company which provides certain administrative services to Jaguar Acquisition Corporation, since January 2005. From February 2004 to December 2004, Mr. Cassano was an independent consultant engaged by a number of corporate clients in the area of corporate organization, corporate development and mergers and acquisitions. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was re-named Tickets.com and went public through an IPO in 1999. Mr. Cassano served as its chairman of the board and chief executive officer until December 1997. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, where he was responsible for corporate finance, acquisitions and divestitures as well as all corporate information technology functions. From February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company, where he was responsible for analyzing and closing investments in ventures, and providing management support of companies in which Safeguard had investments. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates, where among other responsibilities, he lead or held management responsibility for the majority of the firm’s strategic and large scale organization projects in financial services. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

David Zale was appointed as a director of the Company effective as of January 11, 2008. Mr. Zale founded Zale Capital Management, L.P. in January 2006. Mr. Zale advises clients on investments in hedge funds and customizes hedge fund-of-funds for high net worth individuals and institutions. In addition, Mr. Zale advises clients on their total portfolio, assisting clients in developing Investment Policy Statements and executing portfolio allocations. Mr. Zale holds the Chartered Financial Analyst designation and holds a FINRA Series 7 license through USF Securities, L.P. and his Series 63 and 65 licenses through USF Advisors, LLC, a registered Investment Advisor and conducts securities transactions through these entities, both of which are otherwise unaffiliated with Zale Capital Management, L.P. Mr. Zale has had ten years of financial services experience. From July, 2003 until December, 2005, Mr. Zale served as the Managing Director for Inaltra Capital Management, Inc., an Investment Advisor specializing in hedge fund-of-funds, which he helped to launch. Prior to that, Mr. Zale held positions with hedge fund-of-funds related investment advisors. In addition, he has had additional experience on the sell side, ultimately leading to a position as director of research. Prior to entering the financial services industry, Mr. Zale spent over eighteen years in the jewelry industry. He is the chairman of the Investment Committee of the M.B. and Edna Zale Foundation of Dallas, and a past chairman of the Investment Committee of Central Synagogue of New York. Mr. Zale is a graduate of the University of Colorado with a degree in Political Science.

Jonas Grossman was appointed as a director of the Company effective as of January 11, 2008. Mr. Grossman has over nine years of experience in the financial services industry. Mr. Grossman is and has been a Partner and Head of Capital Markets of Chardan Capital, a FINRA member firm which he joined in January, 2004. In addition, Mr. Grossman founded Cornix Management LLC, a multi-strategy hedge fund in December, 2006. From April, 2001 until December, 2003, Mr. Grossman was a Vice-President at Ramius Capital Group, LLC, an international, multi-strategy hedge fund and FINRA member firm, where he also worked as Head Trader. He was a Senior Trader at Windsor Capital Advisors, LLC from June, 2000 until March, 2001 and worked as a trader making markets at Aegis Capital Corp., from February, 1999 until June, 2000. Mr. Grossman received his Bachelor of Arts in Economics from Cornell University in 1997. He has also studied at the London School of Economics and the Leonard N. Stern School of Business at New York University.

Employment Agreement Amendments

Additionally, Messrs. Yue Pu and Clive Ng have each entered into amendments to their employment agreements which delineate the scope of services required from each of them for the Company and its subsidiaries, and permits mutual director and executive affiliations with the Company and Cablecom Holdings. Mr. Ng’s Employment Agreement Amendment also calls for his work requirements to be appropriately reduced to a non-executive position, although he remains as Chairman and director. The Employment Agreement Amendments were approved by the board and by the disinterested board members, Messrs. Zale and Grossman and was required as part of the Settlement Agreement.

Additionally, Mr. Ng waived his right to receive any and all accrued salary compensation owed to him by the Company, through January 11, 2008, all of which has accrued but were not paid.

Family Relationships

None.

Involvement in Certain Legal Proceedings.

No officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Director Independence

While the Company’s securities are not trading on a national securities exchange or NASDAQ, the Company’s Board of Directors has determined that David Zale and James Cassano and Jonas Grossman are independent directors under the rules of the American Stock Exchange Company Guide (the “AMEX Company Guide”), because they do not currently own a significant percentage of Company’s shares, are not currently employed by the Company, have not been actively involved in the management of the Company and do not fall into any of the enumerated categories of people who cannot be considered independent directors under the AMEX Company Guide. The Company does not have an audit committee, nominating committee or compensation committee and therefore the entire Board of Directors performs those functions for the Company. Notwithstanding the foregoing and in addition to the general board approvals obtained, a special board committee comprised of disinterested board members, Messrs. Zale and Grossman, ratified the Employment Agreement Amendments of Clive Ng and Yue Pu and the Settlement Agreement.

Employment Agreement with Tom Lee

While the Company has not entered into a formal employment agreement with Mr. Lee it has agreed to negotiate in good faith, an employment agreement providing for compensation of no less then $120,000 per year, with discretionary bonuses and a vehicle and travel allowance and similar benefits as an executive.

Interested Party Transactions

Mr. Jonas Grossman is a co-owner and officer of Chardan Capital which acted as placement agent in connection with the Convertible Note Financing, prior to Mr. Grossman’s appointment to the board of directors of the Company. Chardan Capital was compensated the amount of $121,250 (which commission was applied by Chardan Capital to an investment in $121,250 principal amount of Notes and 166,667 Class A Warrants in the Convertible Note Financing), $10,000 cash, and 1,131,667 Broker Warrants, each as described more fully under the subsection titled “Placement Agent Fee to Chardan Capital Markets, LLC” above. Mr. Grossman disclaims beneficial ownership of all but 22.5% of such securities.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.
Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: January 17, 2008	By:	/s/Tom Lee
Chief Executive Officer Principal Executive Officer

 INDEX TO EXHIBITS

Exhibits	Description
4.1
Subscription Agreement, dated as of January 11, 2008, between China Broadband, Inc., and various subscribers, with respect to private issuance of aggregate of $4,971,250 principal amount of 5% Convertible Promissory Notes and 6,628,333 Class A Warrants.

4.2	Form of 5% Convertible Promissory Note issued to investors, convertible at $.75 per share and payable on January 11, 2013.
10.1
Settlement Agreement dated January 11, 2008, by and among China Broadband, Inc., China Broadband Ltd., Stephen Cherner, Maxim Financial Corporation, Mark L. Baum, BCGU, LLC, Mark I Lev, Wellfleet Partners, Inc., Yue Pu, Clive Ng, Chardan Capital Markets, LLC, Jaguar Acquisition Corporation, and China Cablecom Holdings, Ltd.

10.2	Employment Agreement Amendment, dated Janaury 11, 2008, amending employment agreement of Clive Ng.
10.3	Employment Agreement Amendment, dated Janaury 11, 2008, amending employment agreement of Yue Pu.
10.4	Funds Escrow Agreement by and among the Company, Grushko and Mittman, P.C., and investors.
10.5	Form of Class A Warrants issued to investors, exercisable at $.60 per share and expiring on June 11, 2013.
10.6	Broker Warrant issued to Chardan Capital Markets, LLC, to purchase 1,131,667 shares of Common Stock, at an exercise price of $.50 per share, expiring on June 11, 2013.